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EXHIBIT 99.6

The Board of Directors recommends a vote "FOR" item 1.		Please Mark Here for Address Change or Comments SEE REVERSE SIDE		[ ]
		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 14, 2003, among Overture Services, Inc., Yahoo! Inc. and July 2003 Merger Corp., and approve the merger contemplated by the Agreement and Plan of Merger
Dated: , 2003

Signature
Signature if held jointly

PLEASE SIGN exactly as your name appears at left. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

FOLD AND DETACH HERE
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11 PM Eastern Time the day prior to the Special Meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet: http://www.eproxy.com/over		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

OVERTURE SERVICES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
OCTOBER 7, 2003

        The undersigned stockholder(s) of Overture Services, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated September 3, 2003, and hereby appoints Ted Meisel and Leonard R. Stein, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Overture Services, Inc., to be held on Tuesday, October 7, 2003, at 8:00 a.m., local time, at the Marriott Courtyard Old Pasadena, 180 North Fair Oaks Avenue, Pasadena, CA 91103, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Overture Common Stock which the undersigned would be entitled to vote if then and there personally present as follows:

        The shares represented by this proxy when properly executed will be voted with respect to item 1 in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted FOR item 1. If any other matters properly come before the special meeting or any adjournment or postponement of the special meeting, the persons named in this proxy will vote in their discretion.

(continued, and to be signed and dated on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

☐    FOLD AND DETACH HERE    ☐
You can now access your Overture Services, Inc. account online.

Access your Overture Services, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, agent for Overture Services, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com and
follow the instructions shown on this page.

Step 1: FIRST TIME USERS—Establish a PIN    You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

 The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

•    SSN or Investor ID
•    PIN
• Then click on the Establish PIN button	Step 2: Log in for Account Access You are now ready to log in. To access your account please enter your:

•    SSN or Investor ID
•    PIN
•    Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.	Step 3: Account Status Screen You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•    Certificate History
•    Book-Entry Information
•    Issue Certificate
•    Payment History
•    Address Change
• Duplicate 1099

        Please be sure to remember your PIN, or maintain it in a secure place for future reference.

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

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  EXHIBIT 99.6